                                                                                                                          Brean Murray & Co., Inc.

                                                                                                                        570 Lexington Avenue

                                                                                                                               New York, NY 10022-6822

                                                                                                                                            212/702-6500

                                                                                                              www.bmur.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2005

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Mr. Abdul Ladha

March 8, 2005

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01.

Entry Into A Material Definitive Agreement

On March 8, 2005 Ableauctions.com, Inc., the Registrant, entered into an agreement with Brean Murray & Co., Inc. (“Brean”).  Pursuant to the agreement, Brean is to provide investment banking services to the Registrant and will act as an exclusive placement agent in the closing of a sale of the Registrant’s securities in a private placement financing.  The engagement will continue for a period of two months.  As compensation for its services, Brean will receive 6% of any proceeds raised and a warrant to purchase securities from the Registrant having a value of 10% of any proceeds raised.  The term of the warrant is five years.  If the private placement is consummated, Brean will be entitled, for a period of one year, to participate, as an underwriter or placement agent, in any future capital raising transaction engaged in by the Registrant.  Any and all descriptions of the agreement as described in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the agreement, which is attached.

Item 9.01

Financial Statements and Exhibits.

10.1

Agreement between Brean Murray & Co., Inc. and the Registrant

Mr. Abdul Ladha

March 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  March 17, 2005

Mr. Abdul Ladha

March 8, 2005

Exhibit 10.1

March 8, 2005

STRICTLY PRIVATE

AND CONFIDENTIAL

Mr. Abdul Ladha

Chairman and Chief Executive Officer

Ableauctions.com, Inc.

1963 Lougheed Highway

Coquitlam, BC  V3K 3T8 Canada

Dear Mr. Ladha:

This is to acknowledge and confirm the terms of our corporate finance representation agreement (the “Agreement”) as follows:

1.

Ableauctions.com, Inc.  (the “Company”) hereby engages Brean Murray & Co., Inc. (“BMCI”), and BMCI hereby agrees to render services to the Company, as a corporate finance advisor and investment banker on the terms and for the services specified herein.

Specifically, BMCI agrees to provide advice and act as the Company’s exclusive placement agent with regards to a private placement of the Company’s equity (“PIPE Transaction” or the “Transaction”).  The Transaction shall raise no less than $3 million in gross proceeds.

2.

The term of this engagement (the “Engagement Period”) shall be for a period of two months commencing with the execution of this Agreement by the Company (the “Effective Date”).

3.

The Company agrees that should it consummate a Transaction pursuant to this Agreement from the Effective Date through a period lasting until one year from cancellation of the Agreement with a party or parties with whom BMCI has directly introduced to the Company or has been obtained through the efforts of BMCI directly, the Company shall pay to BMCI, or cause BMCI to be paid, at the closing of such Transaction, a cash fee equal to 6% of the gross proceeds raised or commitments provided from the Transaction (“Proceeds Raised”).

4.

In addition to the foregoing, in the event the Company consummates a Transaction, BMCI will receive a warrant (the “Agent’s Warrant”) allowing it to purchase, at its option, such number of shares or principal amount of the security underlying the Transaction with terms and pricing identical to each and every type of security or securities purchased by and/or issued or granted to investor(s) in the Transaction, in an amount equal to 10% of the Proceeds Raised at a price per share equal to the price per share of the Transaction. The Agent’s Warrant will be exercisable at any time before the fifth anniversary of the closing of a Transaction.  The Agent’s Warrant shall, among other things: (i) be transferable to directors, officers and employees of BMCI, (ii) permit exercise on a cashless basis, (iii) grant BMCI one registration and unlimited piggyback registration rights (with all related costs to be the responsibility of the Company), (iv) not be callable by the Company; and (v) contain such other terms as are customarily included in warrants of this type.

6.

In the event of a successful Transaction between the Company and a party introduced to the Company by BMCI, for a period of one year, the Company will grant BMCI the first right of refusal to act as the Company’s financial advisor relating to the sale of any assets, mergers or consolidations (other than in the ordinary course of business), if the Company requires the services of such an advisor.  So long as the Transaction is successfully completed during the Engagement Period, then BMCI shall have the right, but not the obligation, for a period of one year from the Engagement Date, to participate as an underwriter or a placement agent in any future capital raising transaction engaged in by the Company (with the exception of sales of securities pursuant to an employee benefit plan).  The terms of any such participation shall be set forth in an agreement to be executed by the Company, BMCI and any other participating underwriter or placement agent.

7.

Transaction fees described herein are payable in full, without discount or reduction, in cash on closing of a Transaction, except fees related to contingent payments which shall be payable when and at any time such payments are remitted. The Company will be responsible for all legal fees incurred by BMCI in collecting such fees.

The Agent’s Warrant will be forwarded to BMCI by the Company within ten (10) business days of the closing of a Transaction.

8.

The Company will reimburse BMCI for reasonable out-of-pocket legal expenses incurred in connection with the closing of a Transaction, up to $50,000. Reimbursement for out-of-pocket expenses shall be paid by the Company within ten days of receipt of invoice from BMCI. All other expenses, such as roadshow expenses, if any, must be pre-approved by the Company for reimbursement.  The Company’s obligation to BMCI for reimbursement of out-of-pocket expenses will survive any cancellation of this Agreement.

9.

The benefits of this Agreement shall inure to the parties hereto and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns.  Notwithstanding anything contained herein to the contrary, the Company shall not assign to an unaffiliated third party any of its rights or obligations hereunder without the express written consent of BMCI.

10.

Any dispute between the parties to this Agreement shall be settled by arbitration before the facilities of the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. in the City of New York and will be conducted pursuant to applicable federal laws, the laws of the State of New York, without regard to conflicts of laws, and the rules of the selected arbitral facility.  The parties understand that the award of the arbitrators, or of a majority of them, will be final and that a judgement upon any award rendered may be entered in any court having jurisdiction.

11.

All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, if to BMCI, to 570 Lexington Avenue, New York, New York 10022, Attention:  Mr. William J. McCluskey; and if to the Company, to 1963 Lougheed Highway, Coquitlam, B.C., V3K 3T8, Canada, Attention:  Mr. Abdul Ladha.

12.

The Company represents and warrants to BMCI that Mr. Abdul Ladha is the Chairman and Chief Executive Officer of the Company and is authorized on behalf of the Company to execute the Agreement and to consummate the Transaction described herein, and the execution of this Agreement will not conflict with or breach the certificate or articles of incorporation or by-laws of the Company or any agreement to which the Company is a party.

13.

Indemnification is incorporated by reference to Addendum I.

14.

The Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties.  This Agreement cannot be modified, or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

Please confirm that the foregoing is in accordance with your understanding by signing and returning this letter to BMCI and keeping a duplicate for your files.  This Agreement shall be effective after your acceptance below and its receipt by BMCI at its address set forth on this letter.

Very truly yours,

Brean Murray & Co., Inc.

John Fletcher

Senior Vice President

Agreed and accepted on the         day

of          , 2005.

Ableauctions.com, Inc.

By: _______________________________

        Mr. Abdul Ladha

        Chairman and Chief Executive Officer

Mr. Abdul Ladha

March 8, 2005

Addendum 1- Indemnification

The Company shall:

a.

Indemnify BMCI, its parents, affiliates and/or subsidiaries and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold them harmless against any losses, claims, damages, expenses or liabilities to which the Indemnified Parties may become subject arising in any manner out of or in connection with the rendering of services by BMCI hereunder unless it is finally judicially determined, without any further right to appeal, that such losses, claims, damages, expenses or liabilities resulted from the negligence, gross negligence, bad faith or willful misconduct of BMCI; and

b.

Reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending lawsuits, claims or other proceedings arising in any manner out of or in connection with the rendering of services by BMCI hereunder; provided, however, that in the event a final judicial determination is made to the effect specified in subparagraph (a) above, the Indemnified Parties will remit to the Company any amount reimbursed under this paragraph (b).

The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph shall apply whether or not the Indemnified Parties are a formal party of any such lawsuits, claims or other proceedings, that the Indemnified Parties are entitled to retain separate counsel of their choice, at their expense, in connection with any of the matters to which such commitments relate and that such commitments shall extend upon the terms set forth in this paragraph to any Indemnified Party.

Further, the Company and BMCI agree that if any indemnification or reimbursement sought by BMCI of the Company is finally judicially determined to be unavailable then, whether or not BMCI is entitled to indemnification or reimbursement, the Company and BMCI shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and BMCI on the other, in connection with the Transaction to which such indemnification or reimbursement related, and other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Indemnified Parties exceed the amount of the fee actually received by BMCI hereunder, unless BMCI has acted with negligence, gross negligence, bad faith or willful misconduct.  The provisions hereof shall survive any termination of this Agreement.